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                                                                  EXHIBIT 4.4(b)

                        LAZARE KAPLAN INTERNATIONAL INC.

                            UNANIMOUS WRITTEN CONSENT
                                     OF THE
                               EXECUTIVE COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                  The undersigned, being all of the members of the Executive Committee of the Board of Directors of Lazare Kaplan International Inc., a Delaware corporation (the "Corporation"), hereby consent, pursuant to Section 141 of the Delaware General Corporation Law and Article II Section 6 of the Bylaws of the Corporation, to the following resolutions taking or authorizing the actions specified therein:

                           WHEREAS, Section 11.1 of the Lazare Kaplan 401(k)
                  Plan for Savings and Investments (the "Plan") provides that the Corporation has the right from time to time to amend the Plan by action of the Board of Directors (the "Board"); and

                           WHEREAS, the Executive Committee of the Board has
                  been delegated by resolution the power to exercise the above right; and

                           WHEREAS, the Corporation wishes to amend the Plan so
                  that (i) the Corporation is authorized to make its Matching Contributions (such term and all other terms used herein, unless otherwise specifically defined herein, to have the meanings set forth in the Plan, as hereby amended) in shares of the Corporation's common stock, par value $1.00 (the "Common Stock"), (ii) Participants have the option to elect to invest Matching Contributions for 1997 Plan Year and thereafter in Common Stock, and (iii) as soon as administratively feasible, Participants have the option to elect to invest Account Balances in Common Stock;

                  NOW, THEREFORE, be it,

                           RESOLVED, that the Plan is amended as follows:

                         1. Section 2 is amended by inserting the following
                  after subsection 2.16:

                           "2.17 'Employer Stock' shall mean the Common Stock of the Company, par value $1.00 or any capital stock or other securities that may at any time be issued in substitution thereof."

                         2. Section 6.1 is amended by replacing in its entirety
                  subparagraph 6.1(f)(ii)(f) with the following:

                           " 'Matching Contribution' shall mean the Contributions made in cash or Employer Stock to this or any other defined contribution plan on behalf of a Participant on account of an Employee After Tax Contribution made by such Participant or on account of a Participant's Elective Deferrals under a plan maintained by the Company."

                         3. Section 7.3 shall be amended by inserting the
                  following immediately prior to the last sentence thereof:




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                                    "Effective with respect to the 1997 Plan
                           Year and Plan Years thereafter, in addition to the Funds made available pursuant to the above, each Participant shall have the option to direct that all of the Company's Matching Contribution allocated to his account for such Plan Year be invested in Employer Stock. Such election shall be made on or before the date the Matching Contribution for such Plan Year is delivered to the Plan and allocated to the Participant's Account and shall be made in writing on a form provided by the Plan Administrator. If a Participant fails to make a timely election it is assumed that such Participant has elected to have the Company's Matching Contribution for such Plan Year invested in accordance with his most recent prior investment directions.

                         4. Section 7 is amended by adding the following as
                    Section 7.11 at the end thereof:

                           "7.11  Voting and Exercising Other Rights of Employer
                           Stock:

                                    (a) Each Participant (or, in the event of
                           his death, his Beneficiary) shall have the right to direct the Trustee as to the manner in which whole and partial shares of Employer Stock allocated to his Accounts as of the record date are to be voted on each matter before an annual or special shareholders' meeting. In a timely manner, before each such meeting of shareholders, the Trustee shall furnish to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting directions on how such shares of Employer Stock allocated to such Participant's Accounts shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Employer Stock allocated to such Participant's Accounts, and the Trustee shall have no discretion in such matter. The directions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company. The Trustee shall vote allocated shares for which it has not received direction and unallocated shares of Employer Stock in the same proportion as directed shares are voted, and shall have no discretion in such matter.

                                     (b) If a tender or exchange offer is
                           commenced for Employer Stock:

                                            (i) The Trustee shall distribute in
                                    a timely manner to each Participant (or
                                    Beneficiary) such information as is
                                    distributed to holders of Employer Stock in connection with the tender or exchange offer.

                                            (ii) All Employer Stock held by the
                                    Trustee in Participants' Accounts shall be tendered or not tendered by the Trustee in accordance with directions it receives from Participants (or Beneficiaries). Each Participant (or Beneficiary) shall be entitled to direct the Trustee with respect to the tender of such Employer Stock allocated to his account. The instructions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company.

                                            (iii) The Trustee shall not tender
                                    Employer Stock allocated to Participants'
                                    Accounts with respect to which directions by Participants (or Beneficiaries) are not received or Employer Stock held by the Trustee that is not allocated to Participants' Accounts.

                                     (c) The Trustee shall make no
                           recommendations regarding the manner of exercising any rights under this paragraph, including whether or not such rights should be exercised."

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                           5. Section 8.2 is amended by inserting the following
                  phrase at the end thereof:

                         "(including Employer Stock)."

                           6. Section 8.8 is amended by replacing the dollar
                  amount "$3500" in the second sentence of the second paragraph with the dollar amount "$5000".

                           7. Section 8.11 is amended by replacing subparagraph
                  (a) of Paragraph (c) with the following:

                           "(a) General Rule.

                                    Non 5-percent owners. Any Participant who is
                           a non 5-percent owner may elect one of the following:

                                    (1) the required beginning date is April 1 of the calendar year following the following the calendar year in which the Participant attains age 70 1/2 (2) the required beginning date is April 1 of the calendar year following the later of: (a)the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires.

                                    5-percent owners. The required beginning
                           date of any Participant who is a 5-percent owner (as is described in section 416(i)) is the April 1 of the calendar year following the calendar year in which thew Participant attains age 70 1/2"

                         8. Section 9.2 is amended by adding the following at
                    the end of subsection 9.2(a):

                           "Notwithstanding any provision to the contrary herein, in accordance with the terms of Section 7 the Plan's assets may be invested in Employer Stock. The Trustee may in accordance with Section 408(e) of ERISA and Section 7 acquire, hold and dispose of Employer Stock as an asset of the Plan, and the Trustee shall vote such shares of Employer Stock in the manner set forth in Section 7.11 of the Plan, provided, however, that no time may more than 10% of the market value of the asset of the Plan be invested in Employer Stock."

                         RESOLVED, that the Adoption Agreement is amended as
                    follows:

                         1. Section 3 of the Adoption Agreement is amended by
                    adding the following at the end of subsection B:

                         "As soon as administratively feasible a eighth Fund
                    shall be available. Such fund shall be invested in Employer Stock."

                           2. Section 3 of the Adoption Agreement is amended by
                    adding the following at the end of subsection D:

                           "Notwithstanding any provision herein to the contrary, if a Participant elects to invest any portion of his Accounts in Employer Stock (other than the initial election to invest the Company's Matching Contribution in Employer Stock) or change any investment with respect to Employer Stock, the proceeds from such investment or change shall be net of any transaction costs (including but not limited to brokerage fees)."

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                           RESOLVED, that a Registration Statement on Form S-8
                  (the "Registration Statement") be filed with the Securities and Exchange Commission under the Securities Act of 1933 with regard to the registration of Employer Stock to be purchased, held, or sold by the Plan, along with the participation interests in the Plan, in such form as shall be approved by the proper officers of the Corporation upon the advice of counsel; and

                           RESOLVED, that the officers and directors of the
                  Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file the Registration Statement and one or more amendments (including post-effective amendments) thereto on behalf of the Corporation and on behalf of the Plan with the Securities and Exchange Commission and to make such changes therein as may be approved by the officers executing the same, with the advice of counsel, such approval to be conclusively evidenced by their execution thereof; and

                           RESOLVED, that Sheldon L. Ginsberg be and he hereby
                  is appointed as agent of the Corporation and the Plan for service of process in connection with the Registration Statement, with full power and authority to act for and on behalf of the Corporation and the Plan in accordance with the applicable rules and regulations of the Securities and Exchange Commission; and

                           RESOLVED, that the agent of the Corporation for
                  service of process in connection with the Registration Statement be, and he hereby is, appointed a true and lawful attorney-in-fact for the Corporation and the Plan to execute, on behalf of the Plan, the Registration Statement and any amendments (including post-effective amendments) thereto and to file the same with the Securities and Exchange Commission; and

                           RESOLVED, that the directors and officers of the
                  Corporation be, and each of them hereby is authorized, empowered and directed to take such further action and to execute and deliver such additional documents as may be necessary or desirable in order to implement the intents and accomplish the purposes of the foregoing resolutions.

DATED:  January 2, 1998

                                            /s/Maurice Tempelsman
                                            ---------------------
                                            MAURICE TEMPELSMAN

                                            /s/Leon Tempelsman
                                            -------------------
                                            LEON TEMPELSMAN

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